Exhibit 99.1

Medley Capital Corporation Announces June 30, 2017 Financial Results

NEW YORK, NY (August 9, 2017) – Medley Capital Corporation (NYSE: MCC) (the “Company”) today announced financial results for its fiscal third quarter ended June 30, 2017.

Third Quarter Highlights

•	Net investment income of $0.18 per share

•	Net income of $0.06 per share

•	Declared a dividend of $0.16 per share

•	Net asset value (NAV) of $8.84 per share

Portfolio Investments

The total value of our investments was $880.6 million at June 30, 2017. During the quarter ended June 30, 2017, the Company had net repayments of $43.6 million. As of June 30, 2017, the Company had investments in securities of 60 portfolio companies with approximately 63.6% consisting of senior secured first lien investments, 21.1% consisting of senior secured second lien investments, and 15.3% in equities / warrants. As of June 30, 2017, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 11.0%.

Results of Operations

For the three and nine months ended June 30, 2017, the Company reported net investment income of $0.18 and $0.51 per share, respectively, calculated based upon the weighted average shares outstanding. As of June 30, 2017, the Company’s NAV was $8.84 per share.

Investment Income

For the three months ended June 30, 2017, gross investment income was $23.7 million and consisted of $20.7 million of portfolio interest income, $1.1 million of dividend income, and $1.9 million of fee income.

For the nine months ended June 30, 2017, gross investment income was $74.1 million and consisted of $66.6 million of portfolio interest income, $2.7 million of dividend income, and $4.8 million of fee income.

Expenses

For the three months ended June 30, 2017, total expenses, net of management fee waiver, were $14.1 million and consisted of the following: base management fees, net of waiver, of $4.4 million, interest and financing expenses of $7.3 million, professional fees of $0.6 million, administrator expenses of $1.1 million, directors fees of $0.2 million, and other general and administrative related expenses of $0.5 million.

For the nine months ended June 30, 2017, total expenses, net of management and incentive fee waiver, were $46.1 million and consisted of the following: base management fees, net of waiver, of $13.4 million, incentive fees, net of waiver, of $0.9 million, interest and financing expenses of $24.2 million, professional fees of $1.9 million, administrator expenses of $3.0 million, directors fees of $0.5 million, and other general and administrative related expenses of $2.2 million.

Net Investment Income

For the three and nine months ended June 30, 2017, the Company reported net investment income of $9.6 million and $27.7 million, respectively, or $0.18 and $0.51, respectively, on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three and nine months ended June 30, 2017, the Company reported net realized losses on investments of $55.1 million and $61.4 million, respectively.

For the three and nine months ended June 30, 2017, the Company reported net unrealized appreciation on investments of $47.7 million and $30.4 million, respectively.

Liquidity and Capital Resources

As of June 30, 2017, the Company had a cash balance of $118.2 million and $526.9 million of total debt outstanding, which was comprised of $26.0 million of debt outstanding under its senior secured revolving credit facility, $174.0 million of debt outstanding under its senior secured term loan credit facility, $150.0 million outstanding in SBA-guaranteed debentures, $74.0 million outstanding in aggregate principal amount of 6.5% senior notes due 2021 and $102.9 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On August 3, 2017, the Company’s Board of Directors declared a dividend for the quarter ended June 30, 2017 of $0.16 per share, payable on September 22, 2017, to stockholders of record as of August 23, 2017. The specific tax characteristics of the dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 9, 2017.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 51057928. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	June 30, 2017	September 30, 2016
ASSETS	(unaudited)
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $640,598 and $813,814, respectively)	$608,166	$767,302
Controlled investments (amortized cost of $273,521 and $189,077, respectively)	239,084	136,882
Affiliated investments (amortized cost of $34,780 and $10,000, respectively)	33,317	10,000
Total investments at fair value	880,567	914,184
Cash and cash equivalents	118,186	104,485
Interest receivable	6,629	8,982
Receivable for dispositions and investments sold	4,205	689
Other assets	1,104	893
Fees Receivable	643	1,404
Deferred offering costs	307	243
Total assets	$1,011,641	$1,030,880

LIABILITIES
Revolving credit facility payable (net of debt issuance costs of $1,583 and $3,590, respectively)	$24,417	$10,410
Term loan payable (net of debt issuance costs of $1,667 and $2,197, respectively)	172,333	171,803
Notes payable (net of debt issuance costs of $4,367 and $4,630, respectively)	172,508	172,883
SBA debentures payable (net of debt issuance costs of $3,017 and $3,525, respectively)	146,983	146,475
Management and incentive fees payable	4,439	4,559
Interest and fees payable	3,195	1,714
Payable for investments originated, purchased and participated	1,995	—
Accounts payable and accrued expenses	1,855	2,663
Deferred tax liability	1,221	2,004
Administrator expenses payable	1,075	990
Deferred revenue	219	370
Due to affiliate	103	90
Total liabilities	$530,343	$513,961

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 54,474,211 and 54,474,211 common shares issued and outstanding, respectively	$54	$54
Capital in excess of par value	705,313	705,326
Accumulated undistributed net investment income	5,873	10,812
Accumulated net realized gain/(loss) from investments	(160,827)	(99,000)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(69,115)	(100,273)
Total net assets	481,298	516,919
Total liabilities and net assets	$1,011,641	$1,030,880

NET ASSET VALUE PER SHARE	$8.84	$9.49

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended June 30		For the nine months ended June 30
	2017	2016	2017	2016
INVESTMENT INCOME:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$16,029	$22,708	$51,064	$76,109
Payment-in-kind	2,506	1,723	8,192	5,297
Affiliated investments:
Cash	462	167	1,493	500
Payment-in-kind	102	—	304	—
Controlled investments:
Cash	621	822	1,317	1,700
Payment-in-kind	1,009	2,020	4,052	4,147
Total interest income	20,729	27,440	66,422	87,753
Dividend income, net of provisional taxes ($0 and $512, respectively)	1,050	333	2,745	333
Interest from cash and cash equivalents	46	4	109	16
Fee income	1,870	635	4,832	5,452
Total investment income	23,695	28,412	74,108	93,554

EXPENSES:
Base management fees	4,450	4,657	13,461	14,880
Incentive fees	—	2,794	896	9,859
Interest and financing expenses	7,321	7,680	24,238	22,571
Administrator expenses	1,075	966	2,988	2,925
Professional fees	616	638	1,930	1,827
General and administrative	424	325	1,904	1,488
Directors fees	152	133	472	397
Insurance	99	124	298	395
Expenses before management and incentive fee waivers	14,137	17,317	46,187	54,342
Management fee waiver	(11)	(40)	(48)	(112)
Incentive fee waiver	—	181	(44)	(1,871)
Total expenses, net of management and incentive fee waivers	14,126	17,458	46,095	52,359
Net investment income before excise taxes	9,569	10,954	28,013	41,195
Excise tax expense	—	—	(267)	—
NET INVESTMENT INCOME	9,569	10,954	27,746	41,195

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(55,083)	(29,177)	(61,371)	(23,699)
Net unrealized appreciation/(depreciation) on investments	47,730	32,285	30,374	(41,831)
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	783	(40)	783	(399)
Loss on extinguishment of debt	—	—	(456)	—
Net gain/(loss) on investments	(6,570)	3,068	(30,670)	(65,929)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$2,999	$14,022	$(2,924)	$(24,734)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.06	$0.26	$(0.05)	$(0.44)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.18	$0.20	$0.51	$0.74
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	54,474,211	54,763,411	54,474,211	55,618,719
DIVIDENDS DECLARED PER COMMON SHARE	$0.16	$0.30	$0.60	$0.90

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is an alternative asset management firm offering yield solutions to institutional and retail investors. Medley's national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. As of March 31, 2017, Medley had $5.5 billion of assets under management in several private investment vehicles as well as two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation and a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX). Over the past 15 years, Medley has provided capital to over 350 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com. Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbol (NYSE: MDLX) and (NYSE:MDLQ). Medley Capital Corporation (NYSE: MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE: MCV) and (NYSE: MCX).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Erin Clark
Teneo Strategy
646-214-8355